WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.


                             SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 752-7092
210 WEST PENNSYLVANIA AVENUE                       1025 CONNECTICUT AVENUE, NW
TOWSON, MARYLAND 21204-4515                        WASHINGTON, D.C. 20036-5405
  TELEPHONE 410 832-2000                             TELEPHONE  202 659-6800
    FAX  410 832-2015                                    FAX 202 331-0573
          -----                                               -----

30 COLUMBIA CORPORATE CENTER                            1317 KING STREET
10440 LITTLE PATUXENT PARKWAY                    ALEXANDRIA, VIRGINIA 22314-2928
  COLUMBIA, MARYLAND 21044                           TELEPHONE 703 836-5742
   TELEPHONE 410 884-0700                               FAX 703 836-0265
      FAX 410-884-0719
          -----

                                  July 25, 1996


Board of Directors
HCIA Inc.
300 East Lombard Street
Baltimore, Maryland 21202

                  Re:   Registration Statement on Form S-3; 1933 Act File No.:
                        333-08639

Gentlemen:

         We have acted as counsel to HCIA Inc., a Maryland corporation (the "Corporation"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Act"), with respect to 2,549,201 shares of the common stock of the Corporation, par value $.01 per share (the "Stock"). In that capacity, we have reviewed the Articles of Incorporation and Bylaws of the Corporation, as amended, the Registration Statement, the corporate action taken by the Corporation that provides for the registration of the distribution of the Stock, and such other materials and matters as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that the Stock has been duly authorized and, upon issuance under the terms set forth in the Registration Statement and the receipt of the consideration therefor, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                         Very truly yours,


                                         /s/ Whiteford, Taylor & Preston L.L.P.
                                         WHITEFORD, TAYLOR & PRESTON L.L.P.